UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2008 (June 24, 2008)

Theater Xtreme Entertainment Group, Inc.
______________________________________________
(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Corporate Boulevard, Suite E, Newark, DE		19702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(302) 455-1334

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2008 Theater Xtreme Entertainment Group, Inc. (the “Company”) engaged Allen, Goddard, McGowan, Pak & Partners, LLC on a non-exclusive basis, pursuant to a consulting agreement (the “Allen Consulting Agreement”), to perform services to the Company related to financial consulting and public relations matters. The foregoing is not a complete description of all of the material terms of the Allen Consulting Agreement and it is qualified in its entirety by reference to that agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

On July 24, 2008 the Company engaged American Capital Partners, LLC pursuant to a consulting agreement (the “ACP Consulting Agreement”), to perform advisory services to the Company related to its targeted acquisition plans. Mr. Vincent Pipia, who serves as a director of the Company, also currently serves as Director of Capital Markets and oversees the investment banking operations of American Capital Partners. The foregoing is not a complete description of all of the material terms of the ACP Consulting Agreement and it is qualified in its entirety by reference to that agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

On July 25, 2008, the Company received notification from Universal Capital Management, Inc. (“UCM”) that on July 25, 2008, UCM executed the management agreement between the Company and UCM dated July 22, 2008, whereby the Company engaged UCM to provide management services and other assistance to the Company. The foregoing is not a complete description of all of the material terms of the UCM management agreement and it is qualified in its entirety by reference to that agreement, which is filed as Exhibit 10.3 and is incorporated herein by reference. On July 23, 2008 the Company filed a report on Form 8-K describing the issuance of 2,500,000 shares of Company common stock to UCM pursuant to the UCM management agreement.

Item 3.02. Unregistered Sales of Equity Securities

On July 24, 2008, we issued: (i) Allen, Goddard, McGowan, Pak & Partners, LLC a warrant to purchase an aggregate of 4,500,000 shares of the Company’s common stock at an exercise price of $0.10 per share pursuant to the terms of the Allen Consulting Agreement; and (ii) American Capital Partners, LLC 2,500,000 shares of our common stock at $0.10 per share pursuant to the terms of the ACP Consulting Agreement. These persons were the only offerees in connection with these transactions. We relied on Section 4(2) of the Securities Act since the transaction did not involve any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Departure of Directors or Certain Officers

Effective July 28, 2008 Harold R. Bennett, resigned as a member of the Company’s board of directors. A copy of Mr. Bennett’s resignation letter is filed as Exhibit 99.1 hereto.

Item 7.01                      Regulation FD Disclosure

On July 29, 2008, the Company issued a press release entitled “Theater Xtreme Announces New Stores, Signing of Investment Banking Agreement, Renegotiated Debt and Expansion of RowOne.” A copy of the press release is filed as Exhibit 99.2 hereto. The Company shortly thereafter issued a corrected version of that same press release, a copy of which is filed as Exhibit 99.3 hereto.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Allen Consulting Agreement
10.2	ACP Consulting Agreement
10.3	UCM Management Agreement
99.1	Resignation Letter – Harold R. Bennett
99.2	Press Release dated July 29, 2008
99.3	Press Release dated July 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

July 29, 2008	By:	/s/ Robert Oberosler
	Name:	Robert Oberosler
	Title:	Chief Executive Officer